Exhibit 99.1

WILLIAM STILLEY

October 31, 2022	DELIVERED VIA EMAIL

Wayne Wasserberg

CEO, Sysorex, Inc.

RE: Letter of Resignation

Dear Mr. Wasserberg,

Regretfully, this letter is to advise you of my resignation from my position as a member of the Board of Directors of the Sysorex, Inc. effective immediately.

My personal and professional commitments require that I devote more time to them, and I have determined that I am unable to continue fulfilling the requirements of a member of the board at the level Sysorex deserves.

It has been my pleasure to work with you and your team and to support Sysorex as a member of the board. Please feel free to call on me for advice if you so desire.

I wish you and Sysorex the best in all you do. Sincerely,

/s/ William Stilley

William Stilley

Copy: John Cacomanolis, Esq.